SUB ITEM 77Q1(a)
An Amendment dated November 14, 2008, to the Amended and Restated Declaration of Trust of MFS Series Trust XII, dated June 29, 2005, is contained in Post-Effective Amendment No.10 to the Registration Statement of MFS Series Trust XII (File Nos. 333-126328 and
811-21780), as filed with the Securities and Exchange Commission via EDGAR on December 29, 2008, under Rule 485 under the Securities
Act of 1933.  Such document is incorporated herein by reference.